UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01                        Other Events.

As previously disclosed, IFMI, LLC, a Delaware limited liability company and a majority owned subsidiary of Institutional Financial Markets, Inc. (the “Company”), has entered into a Share Purchase Agreement, as amended (the “Purchase Agreement”), with C&Co Europe Acquisition LLC (the “Buyer”).  Daniel G. Cohen, a director and officer of the Company, is the sole member of the Buyer.  Pursuant to the Purchase Agreement, among other things, IFMI, LLC agreed to sell to the Buyer and the Buyer agreed to purchase from IFMI, LLC (the “Transaction”) all of the issued and outstanding shares of Cohen and Company Financial Limited (formerly known as EuroDekania Management Limited) and Cohen & Compagnie, SAS for an aggregate price of approximately $8,700,000.

The Purchase Agreement provides that either party may terminate the agreement after December 31, 2015.  On February 18, 2016, the Buyer provided notice to IFMI, LLC that it continues to evaluate the Transaction.  As of the date hereof, neither party has terminated the Purchase Agreement, and the Company and IFMI, LLC continue to evaluate the Transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: February 19, 2016	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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